                                                         EXHIBIT 5.0 TO FORM 8-K

                             SELECTED FINANCIAL DATA
            (In thousands, except percentages and per share amounts)
                                   (Unaudited)

                                                          QUARTER ENDED MARCH 31
                                                       ------------------------------
                                                          2001                2000
                                                       -----------        -----------

SELECTED CONSOLIDATED STATEMENT
   OF OPERATIONS DATA:
   Interest income                                     $   143,327        $   142,829
   Interest and related expense                            121,105            130,214
                                                       -----------        -----------
   Net margin on mortgage assets and other
     investments                                            22,222             12,615
   Other operating revenue (expense)                         2,427               (945)
                                                       -----------        -----------
   Net income (loss)                                   $    24,649        $    11,670
                                                       ===========        ===========
   Net income (loss) per common share:*
     Basic                                             $      1.49        $      0.44
     Diluted                                                  1.39               0.44
   Return on average stockholders' equity
     and preferred stock subject to repurchase               13.38%              6.96%
   Cash dividends paid per share:*
     Common                                            $     0.980        $     0.440
     $1.60 Series A Preferred                                0.400              0.400
     $1.26 Series B Preferred                                0.315              0.315
     $0.56 Series C Preferred                                   --              0.140
     $0.40 Series D Preferred                                   --              0.100
   Average number of common shares outstanding:*
     Basic                                                  12,557             12,159
     Diluted                                                14,185             13,508
SELECTED CONSOLIDATED BALANCE SHEET DATA:
   Mortgage securities and other investments           $ 4,682,937        $ 5,339,935
   CMO collateral and investments                        3,020,161          3,455,238
   Total assets                                          7,787,070          8,853,267
   Borrowings under repurchase arrangements              4,168,018          4,855,340
   Collateralized mortgage obligations                   2,998,224          3,427,653
   Preferred stock subject to repurchase                    25,210             50,458
   Stockholders' equity                                    578,014            501,716

NOTE: THE SELECTED FINANCIAL DATA DOES NOT REFLECT THE JUNE 29, 2001 PAYMENT OF
      A $7.30 (PRE-REVERSE SPLIT) SPECIAL COMMON DIVIDEND RESULTING IN THE REDUCTION OF STOCKHOLDERS' EQUITY OF APPROXIMATELY $201 MILLION.

* AMOUNTS HAVE BEEN ADJUSTED FOR 1-FOR-2 REVERSE COMMON STOCK SPLITS EFFECTIVE JULY 2, 2001 AND MAY 8, 2000.

                             SELECTED FINANCIAL DATA
            (In thousands, except percentages and per share amounts)
                                   (Unaudited)

                                                                                 YEAR ENDED DECEMBER 31
                                                      -----------------------------------------------------------------------------
                                                         2000             1999             1998             1997            1996
                                                      -----------      -----------      -----------      -----------    -----------
SELECTED CONSOLIDATED STATEMENT
   OF OPERATIONS DATA:
   Interest income                                    $   586,585      $   563,159      $   667,198      $   694,259    $   662,964
   Interest and related expense                           542,150          504,947          659,575          616,287        589,606
                                                      -----------      -----------      -----------      -----------    -----------
   Net margin on mortgage assets and other
     investments                                           44,435           58,212            7,623           77,972         73,358
   Net margin on mortgage banking operations*                  --               --           11,821           59,422         49,122
Other operating revenue (expense)**                       (95,921)            (303)        (254,208)          22,532          4,748
                                                      -----------      -----------      -----------      -----------    -----------
   Net income (loss)                                  $   (51,486)     $    57,909      $  (234,764)     $   159,926    $   127,228
                                                      ===========      ===========      ===========      ===========    ===========
   Net income (loss) per common share:***
     Basic                                            $     (6.59)     $      2.42      $    (16.87)     $     10.49    $      9.48
     Diluted                                                (6.59)            2.42           (16.87)            9.40           8.28
   Return on average stockholders' equity
     and preferred stock subject to repurchase              (8.72)%           8.56%          (28.83)%          19.12%         18.41%
   Cash dividends paid per share:***
     Common                                           $      1.42      $      2.40      $      4.00      $      9.60    $      8.46
     $1.60 Series A Preferred                                1.60             1.60             1.60             1.60           1.60
     $1.26 Series B Preferred                                1.26             1.26             1.26             1.26           1.26
     $0.56 Series C Preferred                                0.56             0.03               --               --             --
     $0.40 Series D Preferred                                0.30             0.02               --               --             --
   Average number of common shares outstanding:***
     Basic                                                 11,487           14,587           15,237           12,814          9,579
     Diluted                                               11,487           14,761           15,237           17,006         15,375
SELECTED CONSOLIDATED BALANCE SHEET DATA:
   Mortgage securities and other investments          $ 5,394,459      $ 5,408,714      $ 2,369,602      $ 6,114,130    $ 4,840,417
   CMO collateral and investments                       3,126,878        3,318,886        4,571,274        5,195,436      4,501,646
   Mortgage servicing rights*                                  --               --               --          669,062        626,094
   Total assets                                         8,610,497        8,807,039        7,100,287       12,357,515     10,157,338
   Borrowings under repurchase arrangements             4,904,632        4,872,392        1,839,868        7,099,706      5,462,856
   Collateralized mortgage obligations                  3,103,874        3,289,584        4,521,324        4,309,455      3,861,892
   Preferred stock subject to repurchase                   25,210           50,584               --               --             --
   Stockholders' equity                                   545,669          563,806          680,201          888,608        726,869

NOTE: THE SELECTED FINANCIAL DATA DOES NOT REFLECT THE JUNE 29, 2001 PAYMENT OF
      A $7.30 (PRE-REVERSE SPLIT) SPECIAL COMMON DIVIDEND RESULTING IN THE REDUCTION OF STOCKHOLDERS' EQUITY OF APPROXIMATELY $201 MILLION.

* THE MORTGAGE BANKING OPERATIONS, INCLUDING RELATED MORTGAGE SERVICING RIGHTS, WERE SOLD IN DECEMBER 1998.

** INCLUDES LOSSES ON THE SALE OF MORTGAGE ASSETS INCURRED DURING THE SECOND QUARTER OF 2000 WITH THE MODIFICATION OF THE COMPANY'S INVESTMENT STRATEGY TO FOCUS ON SHORT MATURITY AND ADJUSTABLE-RATE MORTGAGE ASSETS. RESULTS IN 1998 INCLUDE LOSSES FROM THE SALE OF MORTGAGE ASSETS, PRINCIPALLY INTEREST-ONLY MORTGAGE SECURITIES.

*** AMOUNTS HAVE BEEN ADJUSTED FOR 1-FOR-2 REVERSE COMMON STOCK SPLITS EFFECTIVE JULY 2, 2001 AND MAY 8, 2000.